 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-250801
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 2, 2020)
15,853,658 Shares of Common Stock
We are offering 15,853,658 shares of our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “CASI”. The last reported sale price of our common stock on March 23, 2021 was $2.28 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page S-5 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public Offering Price	$2.05	$32,499,999
Underwriting Discounts and Commissions(1)	$0.1036	$1,642,500
Proceeds to us (before expenses)	$1.9464	$30,857,499

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period ending on the earlier of (i) 30 days and (ii) when we file our Annual Report on Form 10-K for the year ended December 31, 2020, to purchase up to an additional 2,378,048 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,935,000, and the total proceeds to us, before expenses, will be $35,439,998.
Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. We have agreed to pay the underwriters a commission of 1% of the gross proceeds raised from certain such insiders, as opposed to 6% of the gross proceeds raised in the offering from other investors. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering. See “Underwriting” for more information.
Delivery of the shares of common stock is expected to be made on or about March 26, 2021.
Joint Book-Running Managers
Oppenheimer & Co. Mizuho Securities BTIG
March 24, 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated December 2, 2020, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-20 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $150.0 million, of which this offering is a part.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
INDUSTRY AND MARKET DATA
We may from time to time provide estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus and the documents incorporated by reference into this prospectus. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.
Unless the context otherwise requires, all references in this prospectus to “CASI,” “we,” “us,” “our,” “the Company” or similar words refer to CASI Pharmaceuticals, Inc., together with our consolidated subsidiaries. EVOMELA® (melphalan for Injection) is proprietary to Acrotech Biopharma LLC and its affiliates.
Company Overview
We are a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. We are focused on acquiring, developing and commercializing products that augment our hematology oncology therapeutic focus as well as other areas of unmet medical need. We are executing our plan to become a leader by launching medicines in the greater China market leveraging our China-based regulatory and commercial competencies and our global drug development expertise. Our operations in China are primarily conducted through our subsidiaries, CASI Pharmaceuticals (China) Co., Ltd. (“CASI China”), which is located in Beijing, China, and CASI Pharmaceuticals (Wuxi) Co., Ltd. (“CASI Wuxi”), which is located in Wuxi, China. We have built a commercial team of over 80 hematology and oncology specialists based in China.
We launched in China our first commercial product, EVOMELA® (Melphalan for Injection) in August 2019. In China EVOMELA is approved for use as a conditioning treatment prior to stem cell transplantation and as a palliative treatment for patients with multiple myeloma. We estimate that we will report EVOMELA revenue of approximately $4.8 million for the fourth quarter ended December 31, 2020, and approximately $15 million for the full-year ended December 31, 2020, and we are targeting full-year 2021 revenue guidance of more than 50% growth over 2020.
Other core hematology/oncology assets in our pipeline include the following:
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CNCT19 is an autologous CD19 CAR-T investigative product (CNCT19) being developed by our partner Juventas Cell Therapy Ltd (“Juventas”) for which we have co-commercial and profit-sharing rights. CNCT19 is being developed as a potential treatment for patients with hematological malignancies which express CD19 including, B-cell acute lymphoblastic leukemia (“B-ALL”) and B-cell non-Hodgkin lymphoma (“B-NHL”). China Phase 1 studies have been substantially completed by Juventas, with the Phase 2 B-NHL registration study in China currently enrolling. The Phase 2 B-ALL registration study is scheduled to start by the end of March 2021. In December 2020, Juventas received a breakthrough therapy designation for CNCT19 in the treatment of adults with relapsed/refractory B-ALL from the Chinese Center for Drug Evaluation, a division of the China National Medical Products Administration.

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BI-1206 is an antibody which has a novel mode-of-action, blocking the inhibitory antibody checkpoint receptor FcyRIIB to unlock anti-cancer immunity in both hematological malignancies and solid tumors for which we have exclusive greater China rights BI-1206 is our partner’s lead drug candidate and is being investigated in a Phase 1/2 trial, in combination with anti-PD1 therapy Keytruda® (pembrolizumab), in solid tumors, and in a Phase 1/2a trial in combination with MabThera® (rituximab) in patients with relapsed/refractory non-Hodgkin lymphoma (NHL). Our partner BioInvent International AB, released positive interim results from its Phase 1/2a trial that suggests that novel anti-FcyRIIB antibody BI-1206 restores activity of rituximab inpatients with relapsed/refractory non-Hodgkin’s lymphoma. An FDA End of Phase 1 meeting for the NHL development program is planned for the third quarter of 2021.

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CB-5339 is a novel oral second-generation, small molecule VCP/p97 inhibitor for which we have exclusive greater China rights pursuant to a license agreement with our partner Cleave Therapeutics, Inc. CB-5339 is our partner’s lead drug candidate and is being evaluated in a Phase 1 clinical trial in patients with acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS), while the National Cancer Institute (NCI) is sponsoring and evaluating CB-5339 in a Phase 1 clinical trial of patients with solid tumors and lymphomas.

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CID-103 is a full human IgG1 anti-CD38 monoclonal antibody recognizing a unique epitope that has demonstrated encouraging preclinical efficacy & safety profile compared to other anti-CD38 monoclonal antibodies for which we have exclusive global rights to develop and commercialize. CID-103 is being developed by CASI for the treatment of patients with multiple myeloma. The CID-103 Phase 1 study is scheduled to begin in the EU in March 2021.

Other assets in our pipeline for which we have exclusive rights in China and are planning development activities are Octreotide Long Acting Injectable (“LAI”) and a novel formulation of Thiotepa, both of which we plan to begin the China registration study in 2021. Octreotide LAI formulations, which are approved in various European countries, are considered a standard of care for the treatment of acromegaly and the control of symptoms associated with certain neuroendocrine tumors. Thiotepa is used as a conditioning treatment for certain allogeneic haemopoietic stem cell transplants.
We intend to continue to pursue building a robust pipeline of drug candidates for development and commercialization in China as our primary market and, if rights are available, for the rest of the world. For in-licensed products, we use a market-oriented approach to identify pharmaceutical candidates that we believe have the potential for gaining widespread market acceptance, either globally or in China, and for which development can be accelerated under our drug development strategy. We have focused on US/EU approved product candidates, and product candidates with proven targets or product candidates that have lower clinical risk.
China Market Overview
We believe the China operations offer a significant market and growth potential due to the extraordinary increase in demand for high quality medicine coupled with regulatory reforms in China that facilitate the entry of new pharmaceutical products into the country. We launched commercial sales of EVOMELA in August 2019 and believe that the potential patient pool in China could range from 14,000 to 23,000 patients.
We estimate that we will report EVOMELA revenue of approximately $4.8 million for the fourth quarter ended December 31, 2020, and approximately $15 million for the full-year ended December 31, 2020. We also expect to report approximately $57.1 million of cash and cash equivalents as of December 31, 2020. These amounts are unaudited and preliminary. Our financial closing and review procedures for the quarter ended December 31, 2020 are not yet complete. The completion of financial closing and review procedures could result in changes to the amount, and this amount does not present all information necessary for an understanding of our financial condition as of December 31, 2020. The preliminary financial data included in this prospectus supplement is based on information available to management as of the date of this prospectus supplement and is subject to completion by management of our financial statements as of and for the quarter ended December 31, 2020. There can be no assurance that our revenues or cash and cash equivalents as of December 31, 2020 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material. Complete quarterly results will be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Through our collaboration with Juventas, we have the potential to be the first to commercialize a locally developed and manufactured, non-imported CD19 CAR-T therapy in China, at a substantially lower cost than imported therapies. We believe that the potential patient pool for CNCT19 in China could range from approximately 39,000 to 51,000 patients (including patients with CD19-positive relapsed refractory ALL and CD19-positive relapsed refractory invasive NHL).
Corporate Information
Our principal offices in the United States are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, and our telephone number is (240) 864-2600. Additional information concerning us can be found in our periodic filings with the Securities and Exchange Commission (“SEC”), which are available on our website at http://www.casipharmaceuticals.com and on the SEC’s website at www.sec.gov. The information on our website is not deemed to be part of this prospectus.

THE OFFERING
Common stock offered by us
15,853,658 shares.
Common stock to be outstanding immediately after this offering
139,797,487 shares (or 142,175,535 shares if the underwriters’ option to purchase additional shares is exercised in full).
Option to purchase additional
shares
We have granted the underwriters an option to purchase up to an additional 2,378,048 shares of our common stock. This option is exercisable, in whole or in part, for a period ending on the earlier of (i) 30 days from the date of this prospectus supplement and (ii) when we file our Annual Report on Form 10-K for the year ended December 31, 2020. See also “Risks Relating to our Financial Position and Need for Additional Capital” in “Risk Factors” beginning on page S-5.
Use of proceeds
We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses. See “Use of Proceeds.”
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.
Nasdaq Capital Market symbol
CASI
Insider participation
Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering. See “Underwriting” for more information.
The number of shares outstanding after this offering is based on 123,943,829 shares outstanding as of September 30, 2020, and excludes the following shares:
•
8,271,709 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, with a weighted-average exercise price of $4.58 per share;

•
15,956,030 shares of our common stock issuable upon exercise of options outstanding as of September 30, 2020, with a weighted-average exercise price of $2.75 per share; and

•
10,875,131 shares of our common stock reserved and available as of September 30, 2020 for future issuance under our 2011 Long-Term Incentive Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk and uncertainty. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, including the updated risk factors included in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 23, 2021, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of such risks and uncertainties actually occurs, our business, financial condition, results of operations and cash flows could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
Risks Relating to our Financial Position and Need for Additional Capital
Absent relief, we will become temporarily ineligible to continue to use this short form shelf registration statement on Form S-3, which may impair our ability to raise capital on terms favorable to us, in a timely manner or at all.
Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Form S-3 enables eligible issuers to conduct primary offerings “off the shelf” under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditions and efficient manner than raising capital in a standard registered offering pursuant to a registration statement on Form S-1. The ability to newly register securities for resale may also be limited as a result of the loss of Form S-3 eligibility with respect to such registrations.
As a result of our failure to timely file a periodic report with the SEC in connection with the adoption of our amended and restated bylaws, absent a waiver of the Form S-3 eligibility requirements, upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2020, we will no longer be permitted to use our existing shelf registration statement on Form S-3 until October 1, 2021. In the event of the absence of a waiver, our inability to use our shelf registration statement or file new registration statements on Form S-3 may significantly impair our ability to raise necessary capital to run our operations and progress our clinical and product development programs. If we seek to access the capital markets through a registered offering during the period of time that we are unable to file a new registration statement on Form S-3, we may be required to publicly disclose a proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement, and we may incur increased offering and transaction costs and other considerations. Disclosing a public offering prior to the formal commencement of an offering may result in downward pressure on our stock price. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under Nasdaq rules, or seek other sources of capital. In addition, we will not be permitted to conduct an “at the market offering” absent an effective primary registration statement on Form S-3.
Absent a waiver of the Form S-3 eligibility requirements and assuming we continue to timely file our required Exchange Act reports, the earliest we would regain the ability to use our existing shelf registration statement on Form S-3 or file a new registration statement on Form S-3 is October 1, 2021. In the interim, however, we may raise capital pursuant to a registration statement on Form S-1 or on a private placement basis.

Risks Relating to Our Auditors
The audit reports incorporated by reference in this prospectus are prepared by an auditor that is not inspected by the Public Company Accounting Oversight Board and, as such, our investors are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China based companies due to lack of PCAOB inspection and other developments due to political tensions between the United States and China may have a material adverse impact on our listing and trading in the United States and the trading prices of our shares of common stock.
Our auditor, the independent registered public accounting firm that issued the audit reports incorporated by reference into this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities.
On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.
On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.
On December 18, 2020, the President signed the “Holding Foreign Companies Accountable Act” into law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national exchange or through other methods.
The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
We could be delisted if we are unable to meet the PCAOB inspection requirements in time.
The Holding Foreign Companies Accountable Act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors are not currently inspected by the PCAOB.
The enactment of the Holding Foreign Companies Accountable Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our shares of common stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditors in the next three years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, we could be delisted from the Nasdaq Capital Market and our shares of common stock will not be permitted for trading “over-the-counter” market. Such a delisting would substantially impair your ability to sell or purchase our shares of common stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.
Risks Relating to Our Business
Our business has been and may continue to be adversely affected by the COVID-19 pandemic.
In March 2020, the World Health Organization characterized the outbreak of COVID-19 as a pandemic. Due to the evolving and highly uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic will adversely impact our business, results and financial condition. The impact will depend on many factors that are not known at this time. These include, among others, the extent of harm to public health, the continued disruption to operations, and the impact of the global business and economic environment on liquidity and the availability of capital.
As previously reported, we have experienced operational interruptions as a result of COVID-19, including the temporary disruption of operations in China due to a Chinese government mandated quarantine protocol, including mandatory business closures, social distancing measures, and various travel restrictions. Although our operations in China are beginning to normalize, there can be no assurance that such operations will continue to do so or that there will not be a renewed outbreak of COVID-19 or other significant contagious diseases in China or elsewhere. To the extent that such events occur, demand for our products may decline, and the Chinese government or other governments may impose additional restrictions resulting in further shutdowns, further work restrictions, and the disruption of our supply and distribution channels.
The COVID-19 pandemic has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, which may result in a period of regional, national, and global economic slowdown or regional, national, or global recessions that could affect our ability to continue to commercialize and expand distribution of EVOMELA (Melphalan For Injection) or other drugs in our existing product pipeline. The effectiveness of our sales teams may be negatively impacted by the lack of travel and their reduced ability to engage with decision-makers. In the first quarter 2020, during which the peak of the pandemic occurred in China, we experienced some disruptions to our EVOMELA marketing and sales activities due to travel restrictions and the prioritization of hospitals and physicians to attend to patients with COVID-19 infection. During the second half of 2020, operations have returned to expected levels; however, there can be no assurance that restrictions will not be imposed again. In addition, economic and other uncertainties may adversely affect other parties’ willingness to negotiate and execute product licenses and thus hamper our ability to in-license clinical-stage and late-stage drug candidates in China or elsewhere.
We currently rely on a single source for our supply of EVOMELA. Due to COVID-19 we experienced a disruption to our supply chain for EVOMELA. That disruption, along with a recent change in the manufacturer of EVOMELA, contributed to a decrease in our revenue for the second quarter of 2020. We have returned to expected levels of sales as indicated by the increase in sales in the third quarter and our expected sales in the fourth quarter of 2020. If suppliers refuse or are unable to provide products for any reason (including the occurrence of an event like the COVID-19 pandemic that makes delivery impractical), we would be required to negotiate an agreement with a substitute supplier, which would likely interrupt further manufacturing of EVOMELA, cause delays or increase our costs.
Clinical trials, whether planned or ongoing, may be affected by the COVID-19 pandemic. Our partner, Juventas, experienced some delay in the start of the CNCT19 clinical trials due to the COVID-19 pandemic. The COVID-19 pandemic has also impacted our targeted start time of our CID-103 trial due to the lock-down of many medical facilities in Europe. Study procedures (particularly any procedures that may be deemed non-essential), site initiation, participant recruitment and enrollment, participant dosing, shipment of our product candidates, distribution of clinical trial materials, study monitoring, site inspections and data analysis may be paused or delayed due to changes in hospital or research institution policies, federal, state or local regulations, prioritization of hospital and other medical resources toward COVID-19 efforts, or other reasons related to the pandemic. In addition, there could be a potential effect of COVID-19 on the operations of the health regulatory authorities, which could result in delays of reviews and approvals, including with respect to our product candidates. Any prolongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.
Risks Related to our Common Stock and the Offering
Our stock price is volatile.
The volatile price of our stock makes it difficult for investors to predict the value of their investments, to sell shares at a profit at any given time, or to plan purchases and sales in advance. Our common stock price has fluctuated from year-to-year and quarter-to-quarter and will likely continue to be volatile. Between January 1, 2019 and December 31, 2020, our stock price ranged from $1.44 to $4.15. The trading prices for our common stock and those of other biopharmaceutical companies have been highly volatile due to the COVID-19 pandemic, especially as a result of investor concerns and uncertainty related to the impact of the outbreak on the economics of countries worldwide. These broad market and industry fluctuations, as well as general economic, political and market conditions, may negatively impact the market price of shares of our common stock.
We expect that the trading price of our common stock is likely to be highly volatile in response to a variety of factors that are beyond our control. We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance. The valuations of many biotechnology companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. These trading prices and valuations may not be sustained. In the future, our operating results in a particular period may not meet the expectations of any securities analysts whose attention we may attract, or those of our investors, which may result in a decline in the market price of our common stock. Any negative change in the public’s perception of the prospects of biotechnology companies could depress our stock price regardless of our results of operations. These factors may materially and adversely affect the market price of our common stock.
Our largest stockholders, including our directors and executive officers and investment funds with which they are associated, hold a significant amount of our outstanding common stock and, if they acted together, could influence our management and affairs.
A small number of our stockholders, including our directors and executive officers and investment funds with which they are associated, hold a significant amount of our outstanding common stock. In addition, our executive officers and directors and investment funds with which they are associated could determine, as part of this offering or otherwise, to make additional purchases of common stock, to the extent permitted by law. In the future, our executive officers and directors also could be issued shares of common stock as determined by the Compensation Committee and the Board in connection with current or future equity incentive plans.
These stockholders, if they acted together, could significantly influence the vote on all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. We cannot assure you that our largest stockholders will not seek to influence our business and affairs in a manner that is contrary to the interests of our other stockholders. In addition, the significant concentration of ownership in our common stock may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with significant stockholders.
Investors in this offering will experience immediate and substantial dilution.
The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. The future exercise of outstanding options and warrants will result in further dilution of your investment. See “Dilution.”
We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.
We will have considerable discretion in the application of the net proceeds of this offering. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses. However, our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material and adverse effect on our business, cause the price of our common stock to decline or delay the development of our product candidates.
Investors may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never paid or declared any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology, but these terms are not the exclusive means of identifying such statements. These forward-looking statements include, among others, statements regarding the timing of our clinical trials, our cash position and future expenses, and our future revenues.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market; the volatility in the market price of our common stock; the outbreak of the COVID-19 pandemic and its effects on global markets and supply chains; the risk of substantial dilution of existing stockholders in future stock issuances; the difficulty of executing our business strategy in China; our ability to design and implement a development plan for our ANDAs held by CASI (Wuxi); our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; risks related to our dependence on Juventas to conduct the clinical development of CNCT19 and to partner with us to co-market CNCT19; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); risks relating to interests of our largest stockholders and our Chairman and CEO that differ from our other stockholders; and risks related to the development of a new manufacturing facility by CASI (Wuxi). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the SEC, including, but not limited to, our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, which are available at www.sec.gov.
You are encouraged to review the Risk Factors included in this prospectus supplement and under the heading “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and our other filings with the SEC.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $30.5 million (or approximately $35.1 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to advancing our product portfolio, acquiring the rights to new product candidates and general and administrative expenses.
We have not determined the amount of net proceeds to be used specifically for such purposes. Accordingly, we will retain broad discretion over the use of these proceeds. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

DILUTION
If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of September 30, 2020 was approximately $78.5 million, or $0.63 per share. Net tangible book value per share represents the amount of our total assets of approximately $134.2 million less our net intangible assets of approximately $13.0 million, less our total liabilities of approximately $21.4 million and redeemable noncontrolling interest of approximately $21.3 million, divided by the 123,943,829 shares of our common stock outstanding as of September 30, 2020. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of 15,853,658 shares of our common stock at a public offering price of $2.05 per share and after deducting estimated commissions and estimated aggregate offering expenses payable by us of approximately $2.0 million, our as-adjusted net tangible book value as of September 30, 2020 would have been approximately $109.0 million or approximately $0.78 per share. This represents an immediate increase in net tangible book value of approximately $0.15 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $1.27 per share to new purchasers of our common stock in this offering, as illustrated by the following table:
Public offering price per share		$2.05
Net tangible book value per share as of September 30, 2020	$0.63
Increase per share attributable to this offering	$0.15
As-adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$0.78
Dilution per share to new investors participating in this offering		$1.27
If the underwriters exercise the option to purchase additional shares granted by us in full, the as adjusted net tangible book value as of September 30, 2020 will increase to approximately $113.6 million, or $0.80 per share, representing an increase to existing stockholders of approximately $0.17 per share, and there will be an immediate dilution of approximately $1.25 per share to new investors.
The table above is based on 123,943,829 shares of our common stock outstanding as of September 30, 2020, and excludes the following shares:
•
8,271,709 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, with a weighted-average exercise price of $4.58 per share;

•
15,956,030 shares of our common stock issuable upon exercise of options outstanding as of September 30, 2020, with a weighted-average exercise price of $2.75 per share; and

•
10,875,131 shares of our common stock reserved and available as of September 30, 2020 for future issuance under our 2011 Long-Term Incentive Plan.

To the extent that after September 30, 2020 any outstanding options or warrants were or are exercised, new equity awards were or are issued under our equity incentive plan, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

UNDERWRITING
We entered into an underwriting agreement with the underwriters named below on March 24, 2021. Oppenheimer & Co. Inc. is acting as the representative of the several underwriters. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of common stock set forth opposite the underwriter’s name.
Underwriter	Number of Shares
Oppenheimer & Co. Inc.	7,926,829
Mizuho Securities USA LLC	3,963,415
BTIG, LLC	3,963,414
Total	15,853,658
The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus supplement (other than those covered by the option to purchase additional shares of common stock described below), if any are purchased. The shares of common stock offered hereby are expected to be ready for delivery on or about March 26, 2021 against payment in immediately available funds.
The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and at a price less a concession not in excess of $0.1036 per share to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering, before expenses.
	Per Share	Total
Public offering price	$2.05	$32,499,999
Underwriting discounts and commissions(1)	$0.1036	$1,642,500
Proceeds, before expenses, to us	$1.9464	$30,857,499

(1)
We have agreed to pay the underwriters a commission of (A) 1% of gross proceeds raised in the offering from certain existing stockholders and third parties and (B) 6% of the gross proceeds raised in the offering from all other investors.

Certain insiders, including our Chief Executive Officer, may purchase shares in this offering at the public offering price and on the same terms as the other purchasers in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering.
We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $365,000, which includes the fees and expenses for which we have agreed to reimburse the underwriters, provided that any such fees and expenses in excess of an aggregate of $100,000 will be subject to our prior written approval (which shall not be unreasonably withheld).
We have granted an option to the underwriters, exercisable for a period ending on the earlier of (i) 30 days from the date of this prospectus supplement and (ii) when we file our Annual Report on Form 10-K for the year ended December 31, 2020, to purchase up to 2,378,048 additional shares of our common stock at the public offering price, less underwriting discounts and commissions. See also “Risks Relating to our Financial Position and Need for Additional Capital” in “Risk Factors” beginning on page S-5. If the underwriters exercise all or part of this option, they will purchase shares of our common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less applicable underwriting discounts and commissions. If this option is exercised in full, the total price to the public will be $37,374,997, and the total proceeds to us, before expenses, will be $35,439,998. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s amount reflected in the above table.
Rules of the SEC may limit the ability of the underwriters to bid for or purchase securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:
•
Stabilizing transactions:   The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

•
Syndicate covering transactions:   The underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock, if applicable. The underwriters may close out any covered short position either by exercising their over-allotment option, if applicable, or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option, if applicable. Naked short sales are short sales in excess of the over-allotment option, if applicable. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in this offering.

•
Penalty bids:   If the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

•
Passive market making:   Market makers in the shares of common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our shares of common stock may have the effect of raising or maintaining the market price of our shares of common stock or preventing or mitigating a decline in the market price of our shares of common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares.
We have agreed to indemnify the underwriters and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the underwriters may be required to make in respect of such liabilities.
Lock-Up Agreements
We, and certain of our executive officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of Oppenheimer & Co. Inc.:
•
offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any common stock or any securities convertible into or exercisable or exchangeable for common stock;

•
enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequences of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock regardless of whether any such transaction is to be settled in securities, in cash or otherwise;
•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•
publicly announce any intention to do any of the foregoing.

This restriction, as it pertains to our directors and officers, terminates after the 90th day after the date of this prospectus supplement. Oppenheimer & Co. Inc. may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, as applicable, release us and/or our officers and directors from all or any portion of these lock-up restrictions.
Electronic Delivery of Preliminary Prospectus
A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Notice to Non-U.S. Investors
European Economic Area
In relation to each Member State of the European Economic Area, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Regulation, except that an offer of such securities may be made to the public in that Member State:
a)
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

b)
to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Regulation in that Member State and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Regulation) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order

2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.
Canada
The common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.
Germany
Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Hong Kong
The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:
a)
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

b)
where no consideration is or will be given for the transfer; or

c)
where the transfer is by operation of law.

Switzerland
The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones.
The common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus supplement has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Reglement Général of the Autorité des marchés financiers, or the AMF, and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus supplement nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.
Israel
In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:
a)
a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

b)
a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

c)
an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or from the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

d)
a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

e)
a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

f)
a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

g)
an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

h)
a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

i)
an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

j)
an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “CASI.”

LEGAL MATTERS
The validity of the shares of common stock offered hereby has been passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, D.C.  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, NY, is counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of CASI Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.
In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.casipharmaceuticals.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.
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The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020.

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The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020 (as amended on February 10, 2021), respectively.

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The portions of the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Stockholder’s Meeting that are deemed “filed” with the SEC on April 22, 2020.

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The Company’s Current Reports on Form 8-K, filed on November 19, 2020, December 16, 2020, December 23, 2020, January 28, 2021, February 10, 2021, March 8, 2021 and March 23, 2021.

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The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on May 14, 1996, as updated by the description of the Company’s common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our website at http://www.casipharmaceuticals.com or by requesting them in writing, by email or by telephone at the following address:
CASI Pharmaceuticals, Inc.
9620 Medical Center Drive, Suite 300
Rockville, Maryland 20850
(240) 864-2600
ir@casipharmaceuticals.com

PROSPECTUS
$150,000,000
Common Stock
Warrants to Purchase Common Stock
Units
We may offer and sell from time to time shares of common stock or warrants to purchase shares of common stock either individually or in units. We may also offer common stock upon exercise of warrants. We may sell any combination of the above described securities, either individually or in units, in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We refer to the shares of common stock, warrants to purchase shares of common stock and units collectively as the “securities.”
This prospectus provides you with a general description of the securities that we may offer. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add information or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference and described under the heading “Where You Can Find More Information” before you make your investment decision.
Our common stock is listed on The Nasdaq Capital Market under the symbol CASI.
An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 2, 2020

i

About This Prospectus
This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may offer to sell any one or more or a combination of the securities described in this prospectus from time to time for an aggregate offering price of up to $150,000,000.
You should rely only on the information contained in or specifically incorporated by reference into this prospectus or a prospectus supplement. No dealer, sales person, agent or other individual has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

Special Note Regarding Forward-Looking Statements
This prospectus contains and incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. These forward-looking statements include, among others, statements regarding the timing of our clinical trials, our cash position and future expenses, and our future revenues.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. We assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Actual results could differ materially from those currently anticipated due to a number of factors, including: the continuing outbreak of the COVID-19 pandemic and its effects on clinical development activities, global markets and the supply chain; the risk that we have limited revenue streams and may not be able to diversity them; the risk that additional funding may not be available for our future capital needs and commitments; the risk that if we cannot raise additional funding, or access the capital markets, we may be unable to complete the development and commercialization of our products and product candidates; the risk that we do not control the clinical development of CNCT19 and rely exclusively on Juventas to plan and conduct clinical trials, seek regulatory approvals and maintain CNCT19 regulatory applications; the risk that Juventas’ interests may differ from those of our stockholders; the risk that certain of our directors and officers may have business interests that may conflict with our interests and those of our stockholders; the risk that third parties may initiate legal proceedings alleging that Juventas is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could significantly harm Juventas’, and in turn, our business; the risk that proceedings instituted by the SEC against certain China-based accounting firms, including our independent registered public accounting firm, could result in our having to engage a new independent registered public accounting firm, which could result in delays in engagement of another independent registered public accounting firm to audit and issue an opinion on our financial statements and add additional expense to us; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to predict when or if our product candidates will be approved for marketing by the National Medical Products Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks) and other risk factors that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.”.
These risks are not exhaustive. Other sections of this prospectus or prospectus supplement may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

About CASI Pharmaceuticals, Inc.
Company Overview
We are a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. We are focused on acquiring, developing and commercializing products that augment our hematology oncology therapeutic focus as well as other areas of unmet medical need. We intend to execute our plan to become a leader by launching medicines in the greater China market leveraging our China-based regulatory and commercial competencies and our global drug development expertise. Our operations in China are conducted through our wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd. (“CASI China”), which is located in Beijing, China. We have built a commercial team of hematology and oncology specialists based in China.
In August 2019, we launched our first commercial product, EVOMELA® (Melphalan for Injection). In China, EVOMELA is approved for use as a conditioning treatment prior to stem cell transplantation in the multiple myeloma setting. Other core hematology/oncology assets in our pipeline include:
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An autologous CD19 CAR-T investigative product (CNCT19) being developed by Juventas Cell Therapy Ltd (“Juventas”) as a potential treatment for patients with hematological malignancies which express CD19 including, B-cell acute lymphoblastic leukemia (“B-ALL”) and B-cell non-Hodgkin lymphoma (“B-NHL”) for which we have co-marketing and profit-sharing rights.

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CID-103, an anti-CD38 monoclonal antibody being developed for the treatment of patients with multiple myeloma.

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ZEVALIN® (Ibritumomab Tiuxetan), a CD20-directed radiotherapeutic antibody, that is approved in the U.S. to treat patients with non-Hodgkin lymphoma (“NHL”).

Other assets in our pipeline for which we have exclusive rights in China are Octreotide Long Acting Injectable (“LAI”), for which we plan to begin the China registration study in 2020, and a novel formulation of Thiotepa, for which we plan to begin the China registration study in 2021. Thiotepa is used as a conditioning treatment for certain allogeneic haemopoietic stem cell transplants. Octreotide LAI formulations, which are approved in various European countries, are considered a standard of care for the treatment of acromegaly and the control of symptoms associated with certain neuroendocrine tumors.
In October 2020, we added to our portfolio of assets BI-1206 which has a novel mode-of-action, blocking the single inhibitory antibody checkpoint receptor FcyRIIB to unlock anti-cancer immunity in both hematological malignancies and solid tumors. BI-1206 is BioInvent’s lead drug candidate and is being investigated in a Phase I/II trial, in combination with anti-PD1 therapy Keytruda® (pembrolizumab), in solid tumors, and in a Phase I/IIa trial in combination with MabThera® (rituximab) for the treatment of non-Hodgkin lymphoma (NHL).
We intend to continue to pursue building a robust pipeline of drug candidates for development and commercialization in China as our primary market and, if rights are available, for the rest of the world. For in-licensed products, we use a market-oriented approach to identify pharmaceutical candidates that we believe have the potential for gaining widespread market acceptance, either globally or in China, and for which development can be accelerated under our drug development strategy. We have focused on US/EU approved product candidates, and product candidates with proven targets or product candidates that have low clinical risk.
Corporate Information
Our principal offices are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, and our telephone number is (240) 864-2600. Additional information concerning us can be found in our periodic filings with the Securities and Exchange Commission (“SEC”), which are available on our website at http://www.casipharmaceuticals.com and on the SEC’s website at www.sec.gov. The information on our website is not deemed to be part of this prospectus.

Risk Factors
An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
Use of Proceeds
Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including support for our continuing research and development, commercialization activities, business development activities, and, if opportunities arise, acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no current definitive plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

Plan of Distribution
We may sell the securities offered through this prospectus in any one or more of the following ways:
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directly to investors or purchasers;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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to one or more underwriters acting alone for resale to investors or to the public;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; and

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through a combination of any such methods of sale.

Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
The securities may be distributed at a fixed price or prices, which may be changed; market prices prevailing at the time of sale; prices related to the prevailing market prices; or negotiated prices.
The prospectus supplement will, where applicable:
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describe the terms of the offering;

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identify any underwriters, dealers or agents;

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identify any managing underwriter or underwriters;

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provide purchase price of the securities;

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provide the net proceeds from the sale of the securities;

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describe any delayed delivery arrangements;

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describe any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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describe any initial public offering price;

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describe any discounts or concessions allowed or reallowed or paid to dealers; and

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describe any commissions paid to agents.

Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
“At the Market” Offerings
We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
To the extent permitted by and in accordance with Regulation M under the Exchange Act in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.
To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Settlement
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
General Information; Offering Limitations
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

Dilution
We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

The Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in a prospectus supplement, the terms of the securities may revise, amend, modify or supersede the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed or quoted.
We may sell from time to time, in one or more offerings, one or more of the following securities:
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common stock

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warrants to purchase common stock; and

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units, comprised of shares of common stock and/or warrants to purchase shares of common stock.

These securities may be offered and sold from time to time for an aggregate offering price not to exceed $150,000,000.

Description of Common Stock
The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, each as amended to date, copies of which are on file with the SEC as exhibits to previous SEC filings. Please see “Where You Can Find More Information” below for directions on obtaining these documents.
As of September 30, 2020, we had 250,000,000 shares of common stock authorized, of which 123,943,829 shares were outstanding. All of our outstanding common shares are fully paid and non-assessable. Any additional common shares that we issue will be fully paid and non-assessable.
General
Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, out of funds that we may legally use to pay dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.
Since our initial public offering in 1996, we have not paid cash dividends on our common stock. We currently anticipate that any earnings will be retained for the continued development of our business and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Nasdaq Capital Market
Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “CASI.”

Description of Warrants
We may issue warrants to purchase shares of common stock. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Further terms of the warrants will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

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the designation, terms and number of shares of common stock purchasable upon exercise of such warrants;

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the designation and terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

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the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

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provisions for changes to or adjustments in the exercise price of the warrants;

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the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of certain material U.S. federal income tax consequences; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Units
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.
We may issue units comprised of shares of our common stock and warrants to purchase common stock or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and warrants to purchase our common stock.

Certain Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our certificate of incorporation and bylaws, copies of which are on file with the SEC.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and employees, owns or, within three years prior, did own 15% or more of the corporation’s voting stock.
Staggered Board of Directors
Our board of directors is divided into three classes, the members of each of which will serve for a staggered three-year term. Our shareholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our board of directors than if our board was not staggered.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by the chairman of the board after the receipt of a written request of a majority of our board of directors.
Voting Rights
Each of our outstanding common shares as of the applicable record date is entitled to one vote in each matter submitted to a vote at a meeting of stockholders and, in all elections for directors, every stockholder has the right to vote the number of shares owned by it for as many persons as there are directors to be elected, provided directors are elected according to our articles of incorporation and by-laws. Our stockholders may vote either in person or by proxy.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Amendment of Bylaws
Any amendment of our bylaws by our stockholders requires approval at a meeting at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting. Our bylaws may also be amended, changed, added to or repealed by our board of directors without the assent or vote of our stockholders.

Legal Matters
The validity of the shares of common stock offered hereby has been passed upon for us by Arnold & Porter Kaye Scholer LLP, Washington, D.C.
Experts
The consolidated financial statements of CASI Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Where You Can Find More Information
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.
In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.
In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.casipharmaceuticals.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

Incorporation of Certain Documents by Reference
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.
1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

2.
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively.

3.
The Company’s Current Reports on Form 8-K, filed on February 20, 2020, March 6, 2020, June 17, 2020, July 21, 2020, July 24, 2020, September 2, 2020, September 28, 2020, and October 28, 2020.

4.
The description of the Company’s common stock which is filed as Exhibit 4.1to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our website at http://www.casipharmaceuticals.com or by requesting them in writing, by email or by telephone at the following address:
CASI Pharmaceuticals, Inc.
9620 Medical Center Drive, Suite 300
Rockville, Maryland 20850
(240) 864-2600
ir@casipharmaceuticals.com

15,853,658 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Oppenheimer & Co. Mizuho Securities BTIG
March 24, 2021